Exhibit 10.1

FORM OF CNOVA N.V.
2014 OMNIBUS INCENTIVE PLAN

SECTION 1.                         Purpose; Definitions

The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives for future performance of services directly linked to shareholder value.

For purposes of this Plan, the following terms are defined as set forth below:

(a)                                 “Affiliate” means a company or other entity Controlled by, Controlling or under common Control with another company or entity.

(b)                                 “Applicable Exchange” means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Ordinary Shares.

(c)                                  “Award” means a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted pursuant to the terms of this Plan.

(d)                                 “Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

(e)                                  “Board” means the board of directors of the Company.

(f)                                   “Business Combination” has the meaning set forth in Section 9(e)(iii).

(g)                                  “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the Participant is a party as of the Grant Date, or (ii) if there is no such Individual Agreement or if it does not define “Cause”:  (A) conviction of, or plea of guilty or nolo contendere by, the Participant of a crime under applicable law, a final and binding penalty order issued by a public prosecutor to the Participant for a crime under applicable law, or an out-of-court settlement offered by a public prosecutor and accepted by the Participant for a crime under applicable law, (B) willful and deliberate failure on the part of the Participant to perform his or her employment duties in any material respect, (C) dishonesty in the course of fulfilling the Participant’s employment duties or (D) a material violation of the Company’s ethics and compliance program.  Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(h)                                 “Change in Control” has the meaning set forth in Section 9(e).

(i)                                     “Committee” means the Committee referred to in Section 2.

(j)                                    “Company” means Cnova N.V., a Netherlands limited liability company, or its successor.

(k)                                 “Control” means the ability, by law, contract or otherwise, (i) to exercise, directly or indirectly, more than 50 percent of the voting rights represented by all shares or other equity interests in a Person; and/or; (ii) to direct the casting of more than 50 percent of the votes exercisable at general meetings of a Person on all, or substantially all matters; or (iii) to appoint or remove the members of the management board (or equivalent) or the supervisory board (or equivalent) of a Person, having a majority of the voting rights at meetings of the management board (or equivalent) or supervisory board (or equivalent) on all, or substantially all, matters; and “Controlled by,” “Controlling” and under “common Control” with shall be construed accordingly.

(l)                                     “Corporate Transaction” has the meaning set forth in Section 3(c).

(m)                             “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Subsidiaries and Affiliates.

(n)                                 “Effective Date” has the meaning set forth in Section 10(a).

(o)                                 “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(p)                                 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(q)                                 “Fair Market Value” means, except as otherwise determined by the Committee, the closing price of an Ordinary Share on the Applicable Exchange on the date of measurement or, if Ordinary Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Ordinary Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select.  If there is no regular public trading market for such Ordinary Shares, the Fair Market Value of the Ordinary Shares shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Section 409A of the U.S. Tax Code or such other provisions of relevant national laws.

(r)                                    “Free-Standing SAR” has the meaning set forth in Section 4(b).

(s)                                   “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Ordinary Shares, or the formula for earning a number of Ordinary Shares, to be subject to such Award or the cash amount subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

(t)                                    “Incumbent Board” has the meaning set forth in Section 9(e)(ii).

(u)                                 “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(v)                                 “Ordinary Shares” means ordinary shares, par value €0.05 per share, of the Company.

(w)                               “Other Stock-Based Award” means Awards of Ordinary Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Ordinary Shares, including unrestricted stock, deferred stock units, dividend equivalents, and convertible debentures.

(x)                                 “Outstanding Company Ordinary Shares” has the meaning set forth in Section 9(e)(i).

(y)                                 “Outstanding Company Voting Securities” has the meaning set forth in Section 9(e)(i).

(z)                                  “Participant” means an Eligible Individual to whom an Award is or has been granted.

(aa)                          “Performance Unit” means any Award granted under Section 7 of a unit valued by reference to a designated amount of cash or other property other than Ordinary Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Ordinary Shares, or any combination thereof, upon achievement of such performance goals during the performance period as the Committee shall establish at the time of such grant or thereafter.

(bb)                          “Person” has the meaning set forth in Section 9(e)(i).

(cc)                            “Plan” means the Cnova N.V. 2014 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(dd)                          “Replaced Award” has the meaning set forth in Section 9(b).

(ee)                            “Replacement Award” has the meaning set forth in Section 9(b).

(ff)                              “Restricted Stock” means an Award granted under Section 5.

(gg)                            “Restricted Stock Unit” has the meaning set forth in Section 6(a).

(hh)                          “Restriction Period” means, with respect to an Award of Restricted Stock or Restricted Stock Units, the period during which the Award remains subject to the satisfaction of vesting conditions.

(ii)                                  “Stock Appreciation Right” means an Award granted under Section 4(b) or 4(c).

(jj)                                “Stock Option” means an Award granted under Section 4(a).

(kk)                          “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which (i) at least a 50% voting or profits interest is owned, directly or indirectly through one or more of its Subsidiaries, and whether or not by virtue of an agreement with other parties with voting rights, by the Company or any successor to the Company, or (ii) of which the Company or one or more of its Subsidiaries are members or shareholders and can appoint or dismiss, whether or not by virtue of an agreement with other parties with voting rights, individually or collectively, more than half of the directors or of the supervisory board members, even if all parties with voting rights cast their votes.

(ll)                                  “Tandem SAR” has the meaning set forth in Section 4(b).

(mm)                  “Term” means the maximum period during which a Stock Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Service or otherwise, as specified in the applicable Award Agreement.

(nn)                          “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates.  Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company or its Subsidiaries or Affiliates terminates but such Participant continues to provide services to the Company and its Subsidiaries or Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company or its Subsidiaries or Affiliates shall also be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate.  Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company or its Subsidiaries and Affiliates shall not be considered Terminations of Service.  Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “non-qualified deferred compensation plan” within the meaning of Section 409A of the U.S. Tax Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the U.S. Tax Code.

(oo)                          “U.S. Tax Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the U.S. Treasury Regulations thereunder and other relevant interpretive guidance issued by the U.S. Internal Revenue Service or the U.S. Treasury

Department.  Reference to any specific section of the U.S. Tax Code shall be deemed to include such regulations and guidance, as well as any successor provision of the U.S. Tax Code.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.                         Administration

(a)                                 Committee.  This Plan shall be administered by the Board directly, or if the Board elects, by the Company’s nomination and remuneration committee or such other committee of the Board as the Board may from time to time designate, which committee shall be composed entirely of directors of the Board (not less than two), and shall be appointed by and serve at the pleasure of the Board.  All references in this Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:

(i)                                     To select the Eligible Individuals to whom Awards may from time to time be granted;

(ii)                                  To determine whether and to what extent Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards or any combination thereof are to be granted hereunder;

(iii)                               To determine the number of Ordinary Shares to be covered by each Award granted hereunder;

(iv)                              To approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including the exercise price (subject to Section 4(d)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the Ordinary Shares relating thereto, based on such factors as the Committee shall determine;

(v)                                 To modify, amend or adjust the terms and conditions of any Award (subject to the terms of this Plan), at any time or from time to time, including performance goals;

(vi)                              To determine to what extent and under what circumstances Ordinary Shares and other amounts payable with respect to an Award shall be deferred;

(vii)                           To determine under what circumstances an Award may be settled in cash, Ordinary Shares, other property or a combination of the foregoing;

(viii)                        To adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(ix)                              To establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(x)                                 To interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto);

(xi)                              To decide all other matters that must be determined in connection with an Award; and

(xii)                           To otherwise administer this Plan.

(b)                                 Procedures.

(i)                                     The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.  The Committee may act by the adoption of resolutions at a meeting or unanimous written consent.

(ii)                                  Any authority granted to the Committee may at any time be exercised or revoked by the full Board.  To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c)                                  Discretion of Committee.  Subject to the last sentence of Section 1(g), any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter.  All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Company, Participants and Eligible Individuals.

(d)                                 Cancellation or Suspension.  Subject to Section 4(d), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

(e)                                  Award Agreements.  The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or, to the extent allowed under applicable law, electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award.  The effectiveness of an Award shall be subject to the Award Agreement’s being signed by the Company and the Participant receiving the Award (which signatures may be in electronic form to the extent permitted by applicable law).  Award Agreements may be amended only in accordance with Section 10(d) hereof.

(f)                                   Eligibility.  Awards may be granted under this Plan to Eligible Individuals.

SECTION 3.                         Ordinary Shares Subject to Plan

(a)                                 Plan Maximum.  The maximum number of Ordinary Shares that may be granted pursuant to Awards under this Plan shall be [      ], of which no more than [      ] Ordinary Shares may be granted to directors of the Company.

(b)                                 Rules for Calculating Ordinary Shares Delivered.  To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Ordinary Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under this Plan.  If the exercise price of any Stock Option or Stock Appreciation Right or the tax withholding obligations relating to any Award are satisfied by delivering Ordinary Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Ordinary Shares) or withholding Ordinary Shares relating to such Award, the net number of Ordinary Shares subject to the Award after payment of the exercise price or tax withholding obligations shall be deemed to have been granted for purposes of Section 3(a).

(c)                                  Adjustment Provisions.

(i)                                     In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation for consideration), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Ordinary Shares or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Section 3(a) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Ordinary Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(ii)                                  In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders, the Committee shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Ordinary Shares or other securities that may be issued and delivered under this Plan, (B) the various maximum limitations set forth in Section 3(a) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Ordinary Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(iii)                               In the case of Corporate Transactions, such adjustments may include (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Ordinary Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Ordinary Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Ordinary Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that Controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(iv)                              The Committee may adjust the performance goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or the Company’s filings with the U.S. Securities and Exchange Commission or any successor agency.

(v)                                 Any adjustments made pursuant to this Section 3(c) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the U.S. Tax Code shall be made in compliance with the requirements of Section 409A of the U.S. Tax Code.  Any adjustments made pursuant to this Section 3(c) to Awards that are not considered “deferred compensation” subject to Section 409A of the U.S. Tax Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the U.S. Tax Code or (B) that does not result in the imposition of any penalty taxes under Section 409A of the U.S. Tax Code in respect of such Awards.

(vi)                              Any adjustment under this Section 3(c) need not be the same for all Participants.

(d)                                 Character of Ordinary Shares.  Any Ordinary Shares issued hereunder may consist, in whole or in part, of authorized and unissued Ordinary Shares, Ordinary Shares held in treasury, Ordinary Shares purchased in the open market or otherwise.

SECTION 4.                         Stock Options and Stock Appreciation Rights

(a)                                 General.  Stock Options may be granted alone or in addition to other Awards granted under this Plan.

(b)                                 Types and Nature of Stock Appreciation Rights.  Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with a Stock Option, or “Free-Standing SARs,” which are not granted in conjunction with a Stock Option.  Upon the exercise of a Stock Appreciation Right, unless otherwise set forth in the applicable Award Agreement, the Participant shall be entitled to receive an amount in cash, Ordinary Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Ordinary Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Ordinary Shares in respect of which the Stock Appreciation Right has been exercised.  The applicable Award Agreement shall specify whether such payment is to be made in cash or Ordinary Shares or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c)                                  Tandem SARs.  A Tandem SAR may be granted at the Grant Date of the related Stock Option.  A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Stock Option is exercisable in accordance with the provisions of this Section 4, and shall have the same exercise price as the related Stock Option.  A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Stock Option, and the related Stock Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d)                                 Exercise Price.  The exercise price per Ordinary Share subject to a Stock Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of an Ordinary Share on the applicable Grant Date.  In no event may any Stock Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(c), to decrease the exercise price thereof, be canceled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s general meeting of shareholders.

(e)                                  Term.  The Term of each Stock Option and each Stock Appreciation Right shall be fixed by the Committee, but no Stock Option or Stock Appreciation Right shall be exercisable more than 10 years after its Grant Date.

(f)                                   Exercisability.  Except as otherwise provided herein, Stock Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(g)                                  Method of Exercise.  Subject to the provisions of this Section 4, Stock Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the Term thereof by giving written notice of exercise to the Company specifying the number of Ordinary Shares subject to the Stock Option or Stock Appreciation Right to be purchased.

In the case of the exercise of a Stock Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Ordinary Shares subject to such Stock Options multiplied by the applicable exercise price) by certified or bank check, wire transfer, or such other instrument or method as the Company may accept. If provided for in the applicable Award Agreement as approved by the Committee, payment in full or in part may also be made as follows:

(i)                                     In the form of unrestricted Ordinary Shares (by delivery of such shares or by attestation) already owned by the Participant of the same class as the Ordinary Shares subject to the Stock Option (based on the Fair Market Value of the Ordinary Shares on the date the Stock Option is exercised);

(ii)                                  To the extent permitted by applicable law, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of Ordinary Shares necessary to pay the purchase price, and, if requested, by the amount of any applicable national, state or local withholding taxes; provided, that to facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms; or

(iii)                               By instructing the Company to withhold a number of such Ordinary Shares having a Fair Market Value (based on the Fair Market Value of the Ordinary Shares on the date the applicable Stock Option is exercised) equal to the product of (A) the exercise price per Ordinary Share multiplied by (B) the number of Ordinary Shares in respect of which the Stock Option shall have been exercised.

(h)                                 Delivery; Rights of Shareholders.  A Participant shall not be entitled to delivery of Ordinary Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right until the exercise price therefor has been fully paid and applicable taxes have been withheld.  Except as otherwise provided in Section 4(k), a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Ordinary Shares that is subject to such Stock Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Ordinary Shares), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 12(a) and (iii) in the case of a Stock Option, has paid in full for such Ordinary Shares.

(i)                                     Nontransferability of Stock Options and Stock Appreciation Rights.  No Stock Option or Stock Appreciation Right shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution; or (ii) as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such

Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the U.S. Securities Act of 1933, as amended, and any successor thereto).  A Tandem SAR shall be transferable only with the related Stock Option as permitted by the preceding sentence.  Any Stock Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such stock option is transferred pursuant to this Section 4(i), it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Service” shall continue to refer to the Termination of Service of the original Participant.

(j)                                    Termination of Service.  The effect of a Participant’s Termination of Service on any Stock Option or Stock Appreciation Right then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Stock Option or Stock Appreciation Right.  In no event shall a Stock Option or Stock Appreciation Right be exercisable after the expiration of its term.

(k)                                 Dividends and Dividend Equivalents.  Dividends (whether paid in cash or Ordinary Shares) and dividend equivalents may not be paid or accrued on Stock Options or Stock Appreciation Rights; provided that Stock Options and Stock Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 3(c).

SECTION 5.                         Restricted Stock

(a)                                 Administration.  Shares of Restricted Stock are actual Ordinary Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan.  The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Ordinary Shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 5(c).

(b)                                 Book Entry Registration or Certificated Shares.  Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more share certificates.  If any certificate is issued in respect of shares of Restricted Stock, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Cnova N.V. 2014 Omnibus Incentive Plan and an Award Agreement.  Copies of such Plan and Agreement are on file at the offices of Cnova N.V., 5613 AM Eindhoven, The Netherlands, +31 (0)40 250-2258.

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Ordinary Shares covered by such Award.

(c)                                  Terms and Conditions.  Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement:

(i)                                     The Committee shall, prior to or at the time of grant, condition the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of performance goals or the attainment of performance goals and the continued service of the applicable Participant.  The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including any applicable performance goals) need not be the same with respect to each recipient.

(ii)                                  Subject to the provisions of this Plan and the applicable Award Agreement, until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(d)                                 Rights of a Shareholder.  Except as provided in this Section 5 and the applicable Award Agreement, the applicable Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Ordinary Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends.  As determined by the Committee in the applicable Award Agreement and subject to Section 12(e), (i) cash dividends on the class or series of Ordinary Shares that is the subject of the Restricted Stock Award shall be payable in cash and shall, as determined by the Committee, either be (A) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting performance goals applicable only to dividends, or (B) distributed in full or in part without regard to the vested status of the underlying Restricted Stock and (ii) dividends payable in Ordinary Shares shall be paid in the form of Restricted Stock of the same class as the Ordinary Shares with which such dividend was paid, and shall, as determined by the Committee, be either (A) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting performance goals applicable only to dividends, or (B) distributed in full or in part without regard to the vested status of the underlying Restricted Stock.

(e)                                  Delivery of Unlegended Share Certificates.  If and when any applicable performance goals are satisfied and the Restriction Period expires without a prior forfeiture of the Ordinary Shares of Restricted Stock for which legended share certificates have been issued, unlegended share certificates for such Ordinary Shares shall be delivered to the Participant upon surrender of the legended share certificates.

(f)                                   Termination of Service.  The effect of a Participant’s Termination of Service on any Restricted Stock then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Restricted Stock.

SECTION 6.                         Restricted Stock Units

(a)                                 Nature of Awards.  Restricted stock units (“Restricted Stock Units”) are Awards denominated in Ordinary Shares that will be settled, subject to the terms and conditions of the applicable Award Agreement, in an amount in cash, Ordinary Shares, or both, based upon the Fair Market Value of a specified number of Ordinary Shares.

(b)                                 Terms and Conditions.  Restricted Stock Units shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

(i)                                     The Committee shall, prior to or at the time of grant, condition the vesting of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of performance goals or the attainment of performance goals and the continued service of the applicable Participant.  The conditions for grant or vesting and the other provisions of Restricted Stock Units (including any applicable performance goals) need not be the same with respect to each recipient.  An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(ii)                                  Subject to the provisions of this Plan and the applicable Award Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iii)                               The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Ordinary Shares or other property corresponding to the dividends payable on the Ordinary Shares (subject to Section 12(e)).

(c)                                  Rights of a Shareholder.  A Participant to whom Restricted Stock Units are awarded will only have contractual rights until settlement of the Restricted Stock Units in the form of Ordinary Shares and will not hold any of the underlying Ordinary Shares.  Accordingly, the Participant shall have no rights as a shareholder with respect to the Ordinary Shares represented by the Restricted Stock Units unless and until Ordinary Shares are actually delivered to the participant in settlement thereof.

(d)                                 Termination of Service.  The effect of a Participant’s Termination of Service on any Restricted Stock Units then held by the Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Restricted Stock Units.

SECTION 7.                         Performance Units.

Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law or determined by the Committee, either alone or in addition to other Awards granted under this Plan.  The performance goals to be achieved during any performance period and the length of the performance period shall be determined by the Committee upon the grant of each Performance Unit.  The conditions for grant or vesting and the other provisions of Performance Units (including any applicable performance goals) need not be the same with respect to each recipient.  Performance Units may be paid in cash, Ordinary Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement.

SECTION 8.                         Other Stock-Based Awards

Other Stock-Based Awards may be granted either alone or in conjunction with other Awards granted under this Plan.

SECTION 9.                         Change-in-Control Provisions

(a)                                 General.  The provisions of this Section 9 shall, subject to Section 3(c), apply notwithstanding any other provision of this Plan to the contrary, except to the extent that the Committee specifically provides otherwise in an Award Agreement.

(b)                                 Impact of Change in Control.  Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement:  (i) all then-outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, and all other Awards (other than performance-based Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that a Replacement Award (as defined below) is provided to the Participant pursuant to Section 3(c) to replace such Award, and (ii) any performance-based Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable performance goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the performance goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)).  For purposes of this Plan, the terms (x) “Replacement Award” means any award meeting the requirements of

Section 9(c) and (y) “Replaced Award” means any award intended to be replaced by a Replacement Award.

(c)                                  Replacement Awards.  An Award shall meet the conditions of this Section 9(c) (and hence qualify as a Replacement Award) if:  (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 3(c); (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control.  Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied.  If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control.  The determination whether the conditions of this Section 9(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(d)                                 Termination of Service.  Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Termination of Service of a Participant by the Company or the entity surviving the Company following the Change in Control, other than for Cause, within 24 months following a Change in Control, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to performance goals, unless otherwise agreed in connection with the Change in Control, at the greater of (x) the applicable target level and (y) the level of achievement of the performance goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Termination of Service as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)), and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Stock Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Service may thereafter be exercised until the expiration of the stated full Term of such Stock Option or Stock Appreciation Right.

(e)                                  Definition of Change in Control.  For purposes of this Plan, a “Change in Control” shall mean the happening of any of the following events:

(i)                                     An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding Ordinary Shares of the Company (the “Outstanding

Company Ordinary Shares”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:  (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust or entity) sponsored or maintained by the Company or any entity Controlled by the Company, (D) any acquisition by Casino, Guichard-Perrachon S.A. or any of its Affiliates, or (E) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 9(e); or

(ii)                                  A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 9(e), any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided further, that any such individual whose initial appointment as a member of the Board is (A) not supported by a majority of those Persons who are members of the Incumbent Board (or deemed to be such pursuant to this section), or (B) supported by a majority of those Persons who are members of the Incumbent Board (or deemed to be such pursuant to this section) pursuant to a negotiated formal or informal settlement, shall, in each case, not be considered as a member of the Incumbent Board; or

(iii)                               The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding Ordinary Shares (or, for a noncorporate entity, equivalent rights or securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent rights or securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Ordinary

Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination, Casino, Guichard-Perrachon S.A. or any of its Affiliates or any employee benefit plan (or related trust or entity) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding Ordinary Shares (or, for a noncorporate entity, equivalent rights or securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)                              The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 10.                                                                  Term, Amendment and Termination

(a)                                 Effectiveness.  This Plan shall be effective as of [      ], 2014 (the “Effective Date”).

(b)                                 Termination.  This Plan will terminate on the tenth anniversary of the Effective Date.  Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

(c)                                  Amendment of Plan.  The Committee may amend, alter, or discontinue this Plan (including replacing this Plan with a different plan), but no amendment, alteration or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including Section 409A of the U.S. Tax Code, Applicable Exchange listing standards or accounting rules.  In addition, no amendment shall be made without the approval of the Company’s general meeting of shareholders to the extent that such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d)                                 Amendment of Awards.  Subject to Section 4(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or such Award to comply with applicable law, Applicable Exchange listing standards or accounting rules.

SECTION 11.                                                                  Unfunded Status of Plan

It is intended that this Plan constitute an “unfunded” plan for incentive and deferred compensation.  The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Ordinary Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

SECTION 12.                                                                  General Provisions

(a)                                 Conditions for Issuance.  The Committee may require each person purchasing or receiving Ordinary Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Ordinary Shares without a view to the distribution thereof.  If the Company were to issue certificates for such Ordinary Shares, such certificates may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.  Notwithstanding any other provision of this Plan or agreements made pursuant hereto, the Company shall not be required to issue or deliver any Ordinary Shares (or certificates therefor) under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Ordinary Shares on the Applicable Exchange; (ii) any registration or other qualification of such Ordinary Shares of the Company under any national, state or local law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any national, state or local governmental agency that the Committee shall, in its discretion, determine to be necessary or advisable.

(b)                                 Additional Compensation Arrangements.  Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its officers, employees, directors or consultants.

(c)                                  No Contract of Employment.  This Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any officer or employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any officer or employee at any time.

(d)                                 Required Taxes.  No later than the date as of which an amount first becomes includible in the gross income of a Participant for national, state or local income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any national, state or local taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Company, withholding obligations may be settled with Ordinary Shares, including Ordinary Shares that are part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.  The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant.  The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Ordinary Shares.

(e)                                  Limitation on Dividend Reinvestment and Dividend Equivalents.  Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Ordinary Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Ordinary Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards).  If sufficient Ordinary Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Ordinary Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 12(e).

(f)                                   Designation of Death Beneficiary.  The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid, by whom any rights of such Eligible Individual, after such Participant’s death, may be exercised, or to whom any Awards under this Plan may be transferred in the event of such Participant’s death.

(g)                                  Subsidiary and Affiliate Employees.  In the case of a grant of an Award to any employee of a Subsidiary or Affiliate, the Company may, if the Committee so directs, issue or transfer the Ordinary Shares, if any, covered by the Award to the applicable Subsidiary or Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary or Affiliate will transfer the Ordinary Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan.  All Ordinary Shares underlying Awards that are forfeited or canceled shall revert to the Company.

(h)                                 Governing Law and Interpretation.  This Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the Netherlands, without reference to principles of conflict of laws.  The captions of this Plan are not part of the provisions hereof and shall have no force or effect.  Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or.”

(i)                                     Non-Transferability.  Except as otherwise provided in Sections 4(i), 5(c)(ii) and 6(b)(ii) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.

(j)                                    Section 409A of the U.S. Tax Code.  It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the U.S. Tax Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 12(j), and this Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the U.S. Tax Code, including any rules for elective or mandatory deferral of the delivery of cash or Ordinary Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the U.S. Tax Code.  Notwithstanding any other provision of this Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the U.S. Tax Code, if the Participant is a “specified employee” within the meaning of Section 409A of the U.S. Tax Code, any payments (whether in cash, Ordinary Shares or other property) to be made with respect to the Award upon the Participant’s Termination of Service shall be delayed until the earlier of (A) the first day of the seventh month following the Participant’s Termination of Service and (B) the Participant’s death.  Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the U.S. Tax Code.  In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.